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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus for the registration of 7,900,263 shares of common stock of the Company and to the incorporation by reference therein of (i) our report dated February 8, 1999, with respect to the consolidated financial statements and schedule of RailWorks Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, (ii) our report dated February 8, 1999, with respect to the consolidated financial statements of RailWorks Corporation and subsidiaries included in its Current Report (Form 8-K) dated March 17, 1999, (iii) our report dated March 12, 1999, with respect to the financial statements of Mid West Railroad Construction and Maintenance Corporation of Wyoming in its Current Report (Form 8-K) dated March 17, 1999, (iv) our report dated March 15, 1999, with respect to combined financial statements of F&V Metro Contracting Corp. and Affiliates included in its Current Report (Form 8-K) dated March 17, 1999 and
(v) our report dated November 12, 1999 with respect to the financial statements of W.T. Byler Co., Inc. included in its Current Report (Form 8-K/A) filed December 16, 1999, each filed with the Securities and Exchange Commission.

                                               Arthur Andersen LLP



December 22, 1999
Stamford, Connecticut